CommunityOne Bancorp February 7, 2014 Fourth Quarter 2013 Earnings Presentation

Presenters Brian Simpson Chief Executive Officer David Nielsen Chief Financial Officer Neil Machovec Chief Credit Officer 2

Forward Looking Statements & Other Information Forward Looking Statements This presentation contains certain forward-looking statements within the safe harbor rules of the federal securities laws. These statements generally relate to COB’s financial condition, results of operations, plans, objectives, future performance or business. They usually can be identified by the use of forward-looking terminology, such as “believes,” “expects,” or “are expected to,” “plans,” “projects,” “goals,” “estimates,” “may,” “should,” “could,” “would,” “intends to,” “outlook” or “anticipates,” or variations of these and similar words, or by discussions of strategies that involve risks and uncertainties. Forward looking statements are subject to risks and uncertainties, including but not limited to, those risks described in COB’s Annual Report on Form 10-K for the year ended December 31, 2012 under the section entitled “Item 1A, Risk Factors,” and in the Quarterly Reports of Form 10-Q and other reports that are filed by COB with the Securities and Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements, which are subject to numerous assumptions, risks and uncertainties, and which change over time. These forward-looking statements speak only as of the date of this presentation. Actual results may differ materially from those expressed in or implied by any forward looking statements contained in this presentation. We assume no duty to revise or update any forward-looking statements, except as required by applicable law. Non-GAAP Financial Measures In addition to the results of operations presented in accordance with Generally Accepted Accounting Principles (GAAP), COB management uses and this presentation contains or references, certain non-GAAP financial measures, such as core earnings, core noninterest expense, core noninterest expense to average assets, core noninterest income, tangible shareholders’ equity, pro forma ALL and fair value mark, Granite purchased impaired loan ALL and FV mark, and Granite purchased contractual loan ALL and FV mark. COB believes these non-GAAP financial measures provide information useful to investors in understanding our underlying operational performance and our business and performance trends as they facilitate comparisons with the performance of others in the financial services industry; however, these non-GAAP financial measures should not be considered an alternative to GAAP. The non-GAAP financial measures contained within this presentation should be read in conjunction with the audited financial statements and analysis as presented in COB’s Annual Report on Form 10-K as well as the unaudited financial statements and analyses as presented in COB’s Quarterly Reports on Form 10-Q. A reconciliation of non-GAAP measures to the most directly comparable GAAP measure is included within tables in the presentation or with the appendix to this presentation. 3

Recap of 2013 Goals

✓ Return to profitability

- Achieved profitability in 3Q and 4Q
  - $6.3 million in net income in second half of 2013
  - Bank entity profitable for full year 2013

✓ Complete the merger with Bank of Granite

- Successfully completed merger on June 8th
  - Rebranded all branches
  - Rebranded holding company to CommunityOne Bancorp and ticker to COB
  - Consolidated or closed 8 branches

✓ Continue improvements to return to satisfactory condition

- All legacy enforcement actions resolved
  - CommunityOne Bank regulatory orders lifted by OCC in June 2013 Bank of Granite C&D terminated in February
  - CommunityOne Bancorp regulatory orders lifted by the Federal Reserve in November
  - Deferred Prosecution Agreement terminated in September 2013 and related litigation dismissed

✓ Clean up legacy credit issues

- Reduced NPAs by $77.3 million (54%) in 2013
  - Classified loans reduced by $57.0 million (37%) in 2013
  - OREO down $34.7 million (55%) in 2013
  - Performing portfolio experiencing low delinquencies at 68 bps
  - Net charge offs of 26 basis points of average loans in 2013 compared to ALL of 2.21%

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Quarterly Operating Highlights

- Second consecutive profitable quarter
- Net income of $2.3 million
  - Core earnings were $3.8 million in 4Q, a decrease of $0.9 million from 3Q
  - Income tax benefit of $1.1 million
- Net interest margin in 4Q of 3.52% vs. 3.76% in 3Q
- Core noninterest expense to average assets fell to 3.34%
- Positive credit quarter
  - Net annualized charge offs of 0.14%, OREO expenses of $21 thousand and recovery of provision of $0.9 million for non-Granite purchased impaired loans
- Provision and margin impacted by cash flow reforecast for Granite purchased impaired loan portfolio
  - $2.7 million provision
  - $0.7 million accretion decline

Quarterly Performance Metrics

Dollars in thousands except per share data	4Q 2012	1Q 2013	2Q 2013	3Q 2013	4Q 2013
Net income/(loss) before taxes from continuing operations	$ (7,207)	$ (2,743)	$ (2,947)	$ 4,292	$ 1,240
Net income/(loss) from continuing operations, net of taxes	(6,296)	(4,596)	(3,183)	4,006	2,290
Net income/(loss) to common shareholders	(6,296)	(4,596)	(3,183)	4,006	2,290
Net income/(loss) from continuing operations to common shareholders per share	(0.29)	(0.21)	(0.15)	0.18	0.11
Net income/(loss) to common shareholders per share	(0.29)	(0.21)	(0.15)	0.18	0.11
Return on average assets	(1.14%)	(0.88%)	(0.62%)	0.79%	0.45%
Return on average equity	(23.9%)	(19.3%)	(14.5%)	21.0%	11.05%
Net interest margin	2.96%	3.20%	3.27%	3.76%	3.52%
Core noninterest expense to average assets [1]	3.16%	3.66%	3.59%	3.42%	3.34%

[1] Non-GAAP measure. See Appendix for reconciliation to GAAP presentation.

Quarterly Results

Results of Operations

Dollars in thousands	4Q 2012	1Q 2013	2Q 2013	3Q 2013	4Q 2013
Net interest income	$ 14,849	$ 15,173	$ 15,414	$ 17,382	$ 16,464
Provision for loan losses	(3,172)	(110)	1,057	350	(1,820)
Noninterest income	7,039	6,533	5,247	4,487	4,147
Noninterest expense	(25,923)	(24,339)	(24,665)	(17,927)	(17,551)
Net income before tax	(7,207)	(2,743)	(2,947)	4,292	1,240
Income tax benefit (expense)	911	(1,853)	(236)	(286)	1,050
Net income (loss) to common shareholders	**(6,296)**	**(4,596)**	**(3,183)**	**4,006**	**2,290**
Core Earnings [1]	**$ 2,328**	**$ 40**	**$ 1,821**	**$ 4,698**	**$ 3,807**

[1] Non-GAAP measure. See Appendix for reconciliation to GAAP presentation.

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Annual Operating Highlights

- Net loss of $1.5 million for 2013
  - $38.5 million better than 2012
  - $(0.07) net loss per share vs. net loss per share of $(1.87) last year
  - Core earnings were $10.4 million in 2013, up from $4.9 million in 2012
- Net interest margin improved to 3.44% from 2.95% in 2012 and 2.29% in 2011
- Net charge off ratio of 0.26% of average loans in 2013, down from 1.94% in 2012
- Noninterest expense fell $25.8 million, or 23% in 2013
- 2011 results include Bank of Granite Corp. from October 21 to December 31 only

Annual Performance Metrics

Dollars in thousands except per share data	2011	2012	2013
Net loss from continuing operations, net of tax	$ (137,314)	$ (39,978)	$ (1,483)
Net loss to common shareholders	(92,722)	(40,005)	(1,483)
Net loss from continuing operations to common shareholders per share	(20.71)	(1.87)	(0.07)
Net loss to common shareholders per share	(22.09)	(1.87)	(0.07)
Return on average assets	(6.88%)	(1.75%)	(0.07%)
Return on average equity	NM	(34.88%)	(1.73%)
Net interest margin	2.29%	2.95%	3.44%
Core noninterest expense to average assets [1]	3.37%	3.24%	3.50%

[1] Non-GAAP measure. See Appendix for reconciliation to GAAP presentation.

Annual Results

Results of Operations

Dollars in thousands, except per share data	2011	2012	2013
Net interest income	$ 39,555	$ 61,280	$ 64,433
Provision for loan losses	(67,362)	(14,049)	(523)
Noninterest income	21,970	22,040	20,414
Noninterest expense	(125,040)	(110,288)	(84,482)
Net loss from continuing operations, net of tax	(131,518)	(39,978)	(1,483)
Net loss from discontinued operations, net of tax	(5,796)	(27)	-
Preferred stock gain and dividends, net	44,592	-	-
Net loss to common shareholders	**$ (92,722)**	**$ (40,005)**	**$ (1,483)**
Core Earnings [1]	**(11,561)**	**4,904**	**10,366**

[1] Non-GAAP measure. See Appendix for reconciliation to GAAP presentation.

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0.0% 1.0% 2.0% 3.0% 4.0% 5.0% 6.0% 4Q 2012 1Q 2013 2Q 2013 3Q 2013 4Q 2013 Yield on Loans Yield on Investment Securities 0.0% 0.5% 1.0% 1.5% 2.0% 2.5% 3.0% 3.5% 4.0% 4Q 2012 1Q 2013 2Q 2013 3Q 2013 4Q 2013 Cost of Interest Bearing Deposits Net Interest Margin Net Interest Margin  Net interest margin declined 24 bps in 4Q to 3.52%  Loan accretion on Granite purchased impaired loans was $1.3 million in 4Q 2013 vs. $2.0 million in 3Q 2013 as a result of yield impact of cash flow reforecast, and the impact of declining balances  Earning asset yield fell 24 bps in the quarter – Loan yield fell to 4.97% – Securities yield improved to 2.58% in 4Q from 2.51% in 3Q  Average earning assets rose $20.0 million – Loans & securities increased $1.4 million – Ending loan balances rose $17.1 million  4Q cost of interest bearing deposits declined 1 bp to 50 bps 7 Quarterly Loan and Securities Yields Quarterly Margin and Cost of Deposits Quarterly Results Average Balances, Yields and Net Interest Margin Dollars in thousands 4Q 2012 1Q 2013 2Q 2013 3Q 2013 4Q 2013 Average loans (includes loans held for sale) 1,209,947$ 1,147,347$ 1,114,841$ 1,188,357$ 1,199,309$ Average yield 5.12% 5.24% 5.21% 5.35% 4.97% Average loans and securities 1,718,446 1,712,572 1,692,304 1,784,130 1,785,541 Average earning assets 2,000,882 1,931,330 1,895,137 1,839,359 1,859,379 Average yield 3.66% 3.80% 3.85% 4.29% 4.05% Average interest bearing liabilities 1,811,224 1,734,391 1,675,133 1,606,302 1,611,915 Average rate 0.77% 0.68% 0.65% 0.61% 0.61% Average cost of interest bearing deposits 0.67% 0.57% 0.54% 0.51% 0.50% Net interest margin 2.96% 3.20% 3.27% 3.76% 3.52% Net interest rate spread 2.89% 3.13% 3.20% 3.68% 3.44%

Granite Purchased Impaired Loans  Cash flow reforecast in 4Q – Timing of cash flows extended – Total future accretion increased $8.9 million to $30.0 million from 3Q – Total forward credit loss estimates unchanged  Pools that experienced a reduction in estimated cash flows generated a provision of $2.7 million  Allowance for Granite purchased impaired loans increased to $5.6 million, 3.44% of carrying value – Net of charge offs of $1.2 million in 4Q  Pools that experienced an extension of cash flows generated forward yield reductions – Accretion reduction of $0.7 million in 4Q vs 3Q 8 Granite Purchased Impaired Loans Dollars in thousands Carrying Amount Future Accretion Balance, September 30, 2013 176,593 24,422 Accretion 3,355 (3,355) Increase in Future Accretion 8,922 Payments Received (17,703) Transfer to OREO (594) Subtotal before Allowance 161,651 29,989 Allowance for Loan Loss (5,560) Ending Balance, December 31, 2013 156,091 29,989 Balance, December 31, 2012 228,392 30,299 Accretion 16,032 (16,032) Increase in future Accretion 15,722 Payments Received (80,259) Transfer to OREO (2,514) Subtotal before Allowance 161,651 29,989 Allowance for Loan Loss (5,560) Ending Balance, December 31, 2013 156,091 29,989 2013 4Q 2013

Noninterest Income

- Core noninterest income fell slightly ($0.3 million) to $4.1 million from 3Q 2013
- Industry wide weakness due to rising rates impacted our mortgage business in 4Q; down 44% from last quarter on reduced refinance volume and sales to Fannie Mae
- Service charge income was seasonally consistent and 9% higher than the same quarter of 2012
- Continued solid performance in Wealth

Quarterly Results

Noninterest Income

Dollars in thousands	4Q 2012	1Q 2013	2Q 2013	3Q 2013	4Q 2013
Service charges on deposit accounts	$ 1,656	$ 1,376	$ 1,681	$ 1,858	$ 1,798
Mortgage loan income	1,014	744	921	420	235
Cardholder and merchant services income	1,143	1,069	1,174	1,161	1,127
Trust and investment services	344	241	394	329	341
Bank-owned life insurance	285	263	276	267	267
Other service charges, commissions and fees	282	258	337	365	356
Securities gains/(losses), net	2,198	2,377	345	50	-
Other income/(loss)	117	205	119	37	23
Total noninterest income	**$ 7,039**	**$ 6,533**	**$ 5,247**	**$ 4,487**	**$ 4,147**
Less:					
Securities gains/(losses), net	2,198	2,377	345	50	-
Core noninterest income [1]	**$ 4,841**	**$ 4,156**	**$ 4,902**	**$ 4,437**	**$ 4,147**

[1] *Non-GAAP measure. Reconciliation included in this table.*

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Noninterest Expense

- Continued cost control and an improving loan portfolio reduced noninterest expense (NIE) by $0.4 million, or 2%, from 3Q 2013
  - 4Q NIE was the lowest since the recap in 2011
  - Loan collection expense decreased $0.6 million, or 51% in 4Q
- Core NIE fell $0.3 million in 4Q 2013 with personnel and occupancy declines offset by timing of legal expenses
  - Core excludes $0.2 million of severance and restructuring costs
- Average FTE was reduced by 18, or 3%, during 4Q
  - End of quarter FTE was even lower at 581

Quarterly Results

Noninterest Expense

Dollars in thousands	4Q 2012	1Q 2013	2Q 2013	3Q 2013	4Q 2013
Personnel expense	$ 9,700	$ 10,679	$ 10,807	$ 9,663	$ 9,512
Net occupancy expense	1,577	1,831	1,671	1,558	1,332
Furniture, equipment and data processing expense	2,325	2,368	2,094	2,050	2,126
Professional fees	1,264	1,493	760	222	626
Stationery, printing and supplies	190	186	187	136	135
Advertising and marketing	537	665	179	150	141
Other real estate owned expense	6,289	883	3,332	(98)	21
Credit/debit card expense	438	425	473	627	619
FDIC insurance	620	670	664	646	663
Loan collection expense	895	1,519	1,146	1,120	548
Merger-related expense	886	1,509	1,989	-	-
Core deposit intangible amortization	351	352	352	352	352
Other expense	851	1,759	1,011	1,501	1,476
Total noninterest expense	**$ 25,923**	**$ 24,339**	**$ 24,665**	**$ 17,927**	**$ 17,551**
Less:					
Other real estate owned expense	$ 6,289	$ 883	$ 3,332	$ (98)	$ 21
Merger-related expense	886	1,509	1,989	-	-
Loan collection expense	895	1,519	1,146	1,120	548
Branch closure and restructuring expenses	96	587	15	(105)	178
Mortgage and litigation accruals	-	-	(370)	(117)	-
Rebranding expense	397	552	58	6	-
Core noninterest expense [1]	**$ 17,360**	**$ 19,289**	**$ 18,495**	**$ 17,121**	**$ 16,804**
Average Quarterly FTE Employees	627	633	628	610	592

[1] *Non-GAAP measure. Reconciliation included in this table.*

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11% 13% 4% 5% 3% 25% 25% 26% 26% 29% 50% 47% 51% 51% 60% 9% 8% 8% 8% 8% 0% 10% 20% 30% 40% 50% 60% 70% 80% 90% 100% 4Q 2012 1Q 2013 2Q 2013 3Q 2013 4Q 2013 Cash and bank balances Investment securities Loans Other assets Balance Sheet  Gross loans held for investment increased $17.1 million, or 6% annualized  Balance sheet fully invested – Cash decreased $35.6 million (35%) – OREO decreased $4.8 million (14%) in 4Q 11 Quarterly Balance Sheet Composition Quarterly Balance Sheet Dollars in thousands 4Q 2012 1Q 2013 2Q 2013 3Q 2013 4Q 2013 Cash and interest bearing bank balances 239,610$ 262,293$ 88,470$ 103,074$ 67,430$ Investment securities 564,850 565,870 608,207 593,396 566,409 Loans and loans held for sale, net 1,147,721 1,089,136 1,168,404 1,172,489 1,187,299 Other real estate owned 63,131 46,537 35,762 33,179 28,395 Intangible assets 11,700 11,650 11,608 11,401 11,119 Other assets 124,553 117,825 123,862 123,634 124,380 Total assets 2,1 ,565$ 2,093,311$ 2,036,313$ 2,037,173$ 1,985,032$ Deposits 1,906,988$ 1,856,161$ 1,811,485$ 1,790,608$ 1,748,705$ Borrowings 123,705 122,320 124,117 147,663 142,165 22,427 25,456 24,665 18,100 13,801 Equity 98,445 89,374 76,046 80,802 80,361 Total liabilities and equity 2,151,565$ 2,093,311$ 2,036,313$ 2,037,173$ 1,985,032$ Other liabilities

Investment Portfolio

- Investment portfolio decreased from $593.4 million in 3Q to $566.4 million in 4Q
  - Portfolio is weighted toward liquid GSE mortgage backed securities
- Yield on portfolio rose from 2.51% in 3Q to 2.58% in 4Q
- Rising interest rates in 4Q resulted in $4.2 million increase in unrealized loss, net of tax
- We do not expect to realize these losses as we have no plans to sell these securities
- Unrealized losses in OCI are added back to equity for regulatory capital ratio purposes

Investment Portfolio at December 31, 2013

Dollars in thousands	Amortized Cost	Fair Value	Unrealized Gain (Loss) at 4Q 13	4Q Net Change in Unrealized Gain (Loss)
Available for Sale				
Government Sponsored Enterprises (GSE) Securities	2,051	2,077	26	1
Residential Mortgage-backed Securities - GSE	364,513	341,147	(23,366)	(6,953)
Residential Mortgage-backed Securities - Private	19,769	20,752	983	209
Commercial Mortgage-backed Securities - GSE	22,767	21,439	(1,328)	(109)
Commercial Mortgage-backed Securities - Private	10,408	9,585	(823)	(37)
Corporate Notes	16,795	16,877	82	(52)
Business Development Company Investment	1,753	2,737	984	97
Total	438,056	414,614	(23,442)	(6,844)
Held to Maturity				
Residential Mortgage-backed Securities - GSE	141,725	131,817	(9,908)	
Commercial Mortgage-backed Securities - Private	10,071	9,308	(763)	
Total	151,796	141,125	(10,671)	
Total Securities	$ 589,852	$ 555,739	$ (34,113)	$ (6,844)
Deferred Tax Impact				2,618
Net OCI Impact of Change in Unrealized Loss				$ (4,226)

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Loan Portfolio  Loans held for investment increased $17.1 million in 4Q 2013 – Annualized growth rate of 6%  Total pass rated loans grew by $35.6 million – Annualized growth of pass rated loans of 14%  Non-pass rated loans fell by $16.7 million, or 11%  Loan portfolio composition remains balanced between consumer and commercial exposure  1-4 family residential mortgage loans held for investment stable at 40% of loans 13 Quarterly Loan Portfolio Mix Quarterly Loan Portfolio Dollars in thousands 4Q 2012 1Q 2013 2Q 2013 3Q 2013 4Q 2013 Loans held for sale 6,974$ 5,012$ 4,076$ 2,734$ 1,836$ Loans held for investment: Commercial and agricultural 79,704 77,490 69,343 69,617 72,252 Real estate-construction 58,414 57,653 64,636 67,542 64,083 Real estate-mortgage: 1-4 family residential 395,613 367,389 462,552 470,946 489,251 1-4 family HELOC 157,925 153,419 148,192 147,317 146,856 Commercial 441,836 414,995 400,772 395,085 394,924 Consumer 43,543 42,819 43,918 44,635 44,882 Total Loans held for investment 1,177,035 1,113,765 1,189,413 1,195,142 1,212,248 Total loans 1,184,009$ 1,118,777$ 1,193,489$ 1,197,876$ 1,214,084$ $224 $200 $168 $158 $141 $119 $96 $192 $196 $213 $834 $818 $829 $841 $859 - 200 400 600 800 1,000 1,200 1,400 4Q 2012 1Q 2013 2Q 2013 3Q 2013 4Q 2013 $ in M illion s Pass Rated Loans Pass Rated Purchased Residential Loan Pools Non-Pass Rated Loans

13% 14% 17% 17% 17% 19% 20% 18% 20% 20% 4% 4% 4% 4% 5% 24% 25% 24% 25% 26% 22% 21% 20% 19% 19% 3% 3% 3% 2% 2% 15% 14% 13% 13% 13% 0% 20% 40% 60% 80% 100% 4Q 2012 1Q 2013 2Q 2013 3Q 2013 4Q 2013 Noninterest-bearing demand Interest-bearing demand Savings Money market Time deposits < $100,000 Brokered Time deposits > $100,000 Deposits  Deposits declined by $41.9 million (2%) – $25.9 million decrease in CD’s – Seasonal decreases in core deposits  Core deposits increased from 82% of total deposits at year end 2012 to 85% at 4Q 2013  Deposit mix profile continues to improve – Low cost core now represents 67% of deposits, up from 66% last quarter – Time deposits, including brokered deposits, declined to 33% from 34% last quarter  Cost of interest bearing deposits fell to 50 bps and the cost of all deposits fell to 41 bps 14 Quarterly Deposit Mix Co re Quarterly Deposits Dollars in thousands 4Q 2012 1Q 2013 2Q 2013 3Q 2013 4Q 2013 Noninterest-bearing demand 251,235$ 265,455$ 304,992$ 308,179$ 290,461$ Interest-bearing demand 362,406 364,282 334,087 350,889 347,791 Savings 74,436 79,895 80,682 80,435 80,507 Money market 455,734 455,337 442,720 442,887 447,672 Brokered 55,590 47,339 47,220 29,218 29,218 Time deposits < $100,000 417,421 386,087 360,874 343,855 323,661 Time deposits > $100,000 290,166 258,166 240,910 235,145 229,395 Total deposits 1,906,988$ 1,856,561$ 1,811,485$ 1,790,608$ 1,748,705$ N o n Co re

Deferred Tax Asset and Valuation Allowance  Consolidated net deferred tax asset of $160.3 million at the end of 4Q 2013 – $10.2 million currently reflected on balance sheet and in equity – $150.1 million remaining DTA valuation allowance  No change in the estimated impact of the Section 382 change in control at Bank of Granite Corp. or the estimated impact of the State of NC reduction in corporate income tax rate from 3Q 15 Deferred Tax Asset Rollforward Dollars in Millions Net DTA DTA Valuation Allowance Unreserved Net DTA Beginning Balance , December 31, 2012 180.9$ (180.1)$ 0.8$ OCI, tax strategies and other adjustments 13.0 (3.6) 9.4 (28.3) 28.3 - (5.3) 5.3 - Ending Balance, December 31, 2013 160.3$ (150.1)$ 10.2$ Impact of Bank of Granite Corp. Section 382 change in control limitations on NOLs and built in losses Impact of State of North Carolina corporate income tax rate reduction

Capital and Liquidity

- CommunityOne Bancorp & CommunityOne Bank capital ratios continued to increase in 4Q
  - Bank leverage ratio of 7.49%
  - Bank is "well capitalized"
- Loans to deposits ratio increased to 69% in 4Q 2013, from 67% last quarter, our highest level since the recap in 2011
- Tangible shareholders' equity impacted by
  - $2.3 million earnings
  - $(4.2) million net of tax unrealized losses in AFS portfolio
  - $1.3 million net of tax reduction in retirement plan liabilities

Quarterly Capital and Liquidity Ratios

	4Q 2012	1Q 2013	2Q 2013	3Q 2013	4Q 2013	Well Capitalized
CommunityOne Bancorp						
Leverage	5.45%	5.37%	5.38%	5.83%	5.96%	5.00%
Tier 1 risk based capital	9.26%	9.19%	8.75%	9.18%	9.48%	6.00%
Total risk based capital	12.34%	12.58%	12.06%	12.38%	12.62%	10.00%
Tangible common equity/tangible assets	4.05%	3.73%	3.18%	3.43%	3.51%	
Loans/deposits	62%	60%	66%	67%	69%	
Cash and investment securities/deposits	42%	45%	38%	39%	36%	
CommunityOne Bank						
Leverage	6.17%	6.15%	6.95%	7.39%	7.49%	5.00%
Tier 1 risk based capital	10.13%	10.24%	11.31%	11.62%	11.94%	6.00%
Total risk based capital	11.40%	11.51%	12.57%	12.88%	13.20%	10.00%

Tangible Shareholders' Equity Rollforward

Dollars in thousands

Tangible shareholders' equity, September 30, 2013	$ 69,401
Other comprehensive loss - AFS securities, net of tax	(4,226)
Other comprehensive gain - retirement plans	1,305
Net income to common shareholders	2,290
Stock compensation to directors	25
Decrease in intangible assets, net	282
Stock compensation to employees	165
Tangible shareholders' equity, December 31, 2013 [1]	$ 69,242

[1] *Non-GAAP measure. See Appendix for reconciliation to GAAP presentation.*

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Asset Quality  Continued asset quality improvement in 4Q – Classified loans decreased by $19.0 million (17%) – Nonperforming loans reduced to 3.0% of total loans  The ALL has been reduced to $26.8 million from $29.3 million at year end 2012, reflecting the improved asset quality  ALL is 2.21% of loans held for investment 17 Quarterly Asset Quality Trends $72 $63 $47 $44 $46 $153 $137 $121 $115 $96 $0 $25 $50 $75 $100 $125 $150 $175 $200 $225 $250 4Q 2012 1Q 2013 2Q 2013 3Q 2013 4Q 2013 M il li o n s o f D o ll a rs Special Mention Loans Classified Loans $79 $71 $59 $51 $37 $63 $47 $36 $33 $28 $0 $20 $40 $60 $80 $100 $120 $140 $160 4Q 2012 1Q 2013 2Q 2013 3Q 2013 4Q 2013 M il li o n s o f D o ll a rs Nonperforming loans OREO and foreclosed assets Quarterly Asset Quality Dollars in thousands 4Q 2012 1Q 2013 2Q 2013 3Q 2013 4Q 2013 Allowance for loan losses (ALL) 29,314$ 29,641$ 25,085$ 25,387$ 26,785$ Nonperforming loans / Total loans 6.8% 6.3% 5.0% 4.3% 3.0% Nonperforming assets / Total assets 6.6% 5.6% 4.7% 4.1% 3.3% Annualized net charge-offs / Average loans 1.56% (0.08%) 1.26% (0.22%) 0.14% All wance f r loan loss / Total loans 2.49% 2.66% 2.11% 2.12% 2.21% Pr forma ALL and FV mark / Total loans 1 3.16% 3.21% 2.30% 2.17% 2.22% 1 Non-GAAP presentation, see Appendix. Includes remaining fair value marks on purchased Granite loans. 37% decline 54% decline

Nonperforming Assets  Non-performing assets fell by $19.1 million (23%) during the quarter, and $77.3 million (54%) since year end 2012  Nonperforming loans fell by $14.3 million (28%) in 4Q  OREO dispositions have been outpacing foreclosure additions. – OREO was further reduced by $4.8 million (14%) in the 4Q and $34.7 million (55%) since year end 2012  As of year end 2013, an additional $5.0 million of OREO (18%) was under contract for sale and carried at the sales price net of costs to sell 18 Quarterly Nonperforming Loan Composition Nonperforming Loans and OREO Dollars in thousands 4Q 2012 1Q 2013 2Q 2013 3Q 2013 4Q 2013 Commercial and agricultural 2,796$ 2,350$ 1,654$ 590$ 577$ Real estate - construction 14,297 11,762 9,783 10,266 5,060 Real estate - mortgage: 1-4 family residential 18,372 19,166 15,917 12,822 11,919 Commercial 43,798 37,217 31,380 27,425 19,323 Consumer 206 63 269 104 18 Total nonperforming loans 79,469 70,558 59,003 51,207 36,897 OREO and other foreclosed assets 63,131 46,537 35,762 33,179 28,395 Total nonperforming assets 142,600$ 117,095$ 94,765$ 84,386$ 65,292$ $18.4 $19.2 $15.9 $12.8 $11.9 $43.8 $37.2 $31.4 $27.4 $19.3 $14.3 $11.8 $9.8 $10.3 $5.1 $0 $20 $40 $60 $80 $100 4Q 2012 1Q 2013 2Q 2013 3Q 2013 4Q 2013 $ i n M illi on s Consumer Real estate - construction RE - Commercial RE - 1-4 Family Commercial and agricultural 54% decline

Portfolio and Allowance for Loan Losses

- Originated loans of $1.0 billion with ALL of $20.8 million at 4Q
- Granite PC loans of $28.5 million with ALL and remaining unaccreted FV mark of $1.1 million at 4Q
- No net credit costs in 4Q on non-Granite PI loan portfolio
  - $0.7 million in net recoveries, $0.5 million of OREO gains net of write downs, and recovery of provision of $0.9 million
- Cash flow reforecast of Granite PI loans in 4Q
  - $161.6 million remaining carrying value
  - $5.0 million remaining FV mark and ALL at 4Q 2013

Quarterly Loan Portfolio, ALL and Fair Value Marks [1]

	4Q 2012	1Q 2013	2Q 2013	3Q 2013	4Q 2013
Originated loans	913,799	876,301	971,086	990,460	1,023,984
Granite purchased impaired (PI) loans	228,392	205,884	189,160	176,594	161,651
Granite purchased contractual (PC) loans	34,844	31,580	29,167	28,088	28,449
Total loans	**$1,177,035**	**$1,113,765**	**$1,189,413**	**$1,195,142**	**$1,214,084**
Originated loan ALL	(23,633)	(23,432)	(20,413)	(20,552)	(20,808)
Granite PI loan ALL and fair value (FV) mark [1]	(11,921)	(10,390)	(5,347)	(3,738)	(4,962)
Granite PC loan ALL and fair value (FV) mark [1]	(1,584)	(1,969)	(1,603)	(1,646)	(1,092)
Pro forma total ALL and FV marks [1]	**$ (37,138)**	**$ (35,791)**	**$ (27,363)**	**$ (25,936)**	**$ (26,862)**
Originated loan ALL / Originated loans	(2.59%)	(2.67%)	(2.10%)	(2.07%)	(2.03%)
Granite PI ALL and FV mark / Granite PI loans [1]	(5.22%)	(5.05%)	(2.83%)	(2.12%)	(3.07%)
Granite PC ALL and FV mark / Granite PC loans [1]	(4.55%)	(6.23%)	(5.50%)	(5.86%)	(3.84%)

[1] Non-GAAP presentation, see Appendix. Includes remaining fair value marks on purchased Granite loans.

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20  Target loans to deposit ratio in the mid 70% range – 4 of 8 Strategic Initiatives directed at loan growth – Resolution activity less of a drag on loan growth than prior years  Grow loans  Grow core deposits by 3% – Invest in Treasury Management products and mobile banking infrastructure to attract and retain low cost core deposits – Performance scorecards with increased emphasis on deposits  Grow core deposits  Reduce NPA ratio from 3.3% to 2.3% – Reduce classified assets by $40 million – Reduce classified asset ratio from 70% to 45%  Resolve remaining credit issues  Maintain core expense to average assets ratio at 3.50% – 4% reduction in core expenses thru efficiencies reinvested in loan and deposit growth oriented Strategic Initiatives  Invest in new businesses while maintaining focus on expenses 2014 Goals 20

Appendix 21

Non-GAAP Measures

- Reconciliation of non-GAAP measures to the most directly comparable GAAP measure

Reconciliation of Non-GAAP Measures

Dollars in thousands	4Q 2012	1Q 2013	2Q 2013	3Q 2013	4Q 2013
Total shareholders' equity	$ 98,445	$ 89,374	$ 76,046	$ 80,802	$ 80,361
Less:					
Goodwill	(4,205)	(4,205)	(4,205)	(4,205)	(4,205)
Core deposit and other intangibles	(7,495)	(7,445)	(7,403)	(7,196)	(6,914)
Tangible shareholders' equity	$ 86,745	$ 77,724	$ 64,438	$ 69,401	$ 69,242

	4Q 2012	1Q 2013	2Q 2013	3Q 2013	4Q 2013
Originated loan ALL	$ (23,633)	$ (23,432)	$ (20,413)	$ (20,552)	$ (20,808)
Purchased contractual (PC) loan ALL	(308)	(836)	(606)	(769)	(327)
Purchased impaired (PI) loan ALL	(5,373)	(5,373)	(4,066)	(4,066)	(5,650)
Total allowance for loan losses	(29,314)	(29,641)	(25,085)	(25,387)	(26,785)
Plus:					
Fair value (FV) mark on PC loans	(1,276)	(1,133)	(997)	(877)	(765)
Fair value (FV) mark on PI loans	(6,548)	(5,017)	(1,281)	328	688
Pro forma total ALL and FV mark	$ (37,138)	$ (35,791)	$ (27,363)	$ (25,936)	$ (26,862)
Purchased impaired (PI) loan ALL	$ (5,373)	$ (5,373)	$ (4,066)	$ (4,066)	$ (5,650)
Fair value (FV) mark on PI loans	(6,548)	(5,017)	(1,281)	328	688
Granite PI loan ALL and FV mark	$ (11,921)	$ (10,390)	$ (5,347)	$ (3,738)	$ (4,962)
Purchased contractual (PC) loan ALL	$ (308)	$ (836)	$ (606)	$ (769)	$ (327)
Fair value (FV) mark on PC loans	(1,276)	(1,133)	(997)	(877)	(765)
Granite PC loan ALL and FV mark	$ (1,584)	$ (1,969)	$ (1,603)	$ (1,646)	$ (1,092)

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Non-GAAP Measures  Reconciliation of non- GAAP measures to the most directly comparable GAAP measure 23 Reconciliation of Non-GAAP Measures Dollars in thousands 4Q 2012 1Q 2013 2Q 2013 3Q 2013 4Q 2013 Net income/(loss) to common shareholders (6,296)$ (4,596)$ (3,183)$ 4,006$ 2,290$ Less taxes, credit costs and nonrecurring items: TaxesIncome tax benefit (expense) 911 (1,853) (236) (286) 1,050 Other real estate owned expenseGain on sales of securiti s 2,198 2,377 345 50 - Provision expenseOther real estate owned expense (6,289) (883) (3,332) 98 (21) Merger related expenseProvision for loan losses (3,172) (110) 1,057 350 (1,820) Mortgage and litigation accruals - - 370 117 - Loan collection expense (895) (1,519) (1,146) (1,120) (548) Branch closure and restructuring expenses (96) (587) (15) 105 (178) Rebranding expense (397) (552) (58) (6) - Merger-related expense (884) (1,509) (1,989) - - Core Earnings 2,328$ 40$ 1,821$ 4,698$ 3,807$

Non-GAAP Measures  Reconciliation of non- GAAP measures to the most directly comparable GAAP measure  2011 results include Bank of Granite Corp. from October 21 through December 31 only 24 Dollars in thousands except per share data 2011 2012 2013 Net loss to common shareholders (92,722)$ (40,005)$ (1,483)$ Less taxes, credit costs and nonrecurring items: Preferred stock gain, net 44,592 - - Gain on extinguishment of debt 1,625 - - Loss on discontinued operations, net (5,796) (27) - Income tax benefit (expense) (641) 1,039 (1,325) Gain (loss) on fair value swap (339) - - Gain on sales of securities 7,298 4,121 2,772 Other real estate owned expense (51,424) (27,883) (4,138) Provision for loan losses (67,362) (14,049) (523) Loss on loans held for sale (1,241) - - Prepayment penalty on borrowings (1,605) - - Mortgage and litigation accruals - (1,100) 487 Loan collection expense (5,032) (3,274) (4,333) Branch closure and restructuring expense - (96) (675) Rebranding expense - (397) (616) Merger-related expense (1,236) (3,243) (3,498) Core Earnings (11,561)$ 4,904$ 10,366$ Reconciliation of Non-GAAP Measures

Non-GAAP Measures  Reconciliation of non- GAAP measures to the most directly comparable GAAP measure  2011 results include Bank of Granite Corp. from October 21 through December 31 only 25 Reconciliation of Non-GAAP Measures Noninterest Expense Dollars in thousands 2011 2012 2013 Personnel expense 27,725$ 40,051$ 40,661$ Net occupancy expense 4,933 6,462 6,391 Furniture, equipment & data processing expense 6,648 8,720 8,638 Professional fees 7,335 5,529 3,100 Stationery, printing and supplies 471 636 644 Advertising and marketing 645 957 1,135 Other real estate owned expense 51,424 27,883 4,138 Credit/debit card expense 1,674 1,717 2,143 FDIC insurance 6,706 3,499 2,643 Loan collection expense 5,032 3,274 4,332 Merger-related expense 1,236 3,243 3,498 Prepayment penalty on borrowings 1,605 - - Loss on sale of loans held for sale 1,241 - - Core deposit intangible amortization 896 1,407 1,407 Other expense 7,469 6,910 5,751 Total noninterest expense 125,040$ 110,288$ 84,481$ Less: Other real estate owned expense 51,424$ 27,883$ 4,138$ Loss on loans held for sale 1,241 - - Loan collection expense 5,032 3,274 4,332 Merger-related expense 1,236 3,243 3,498 Mortgage and litigation accruals - 1,100 (487) Branch closure and restructuring expenses 96 675 Rebranding expense 397 616 Prepayment penalty on borrowings 1,605 - - Core noninterest expense 64,502$ 74,295$ 71,709$